FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 17, 2006

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                  88-0292161
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                   Identification No.)

        9050 Pines Blvd., Suite 255, Pembroke Pines, FL            33024
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-241-0590


            Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)

On November 17, 2006, the Company announced the appointment of Joseph Monterosso as Chief Operating Officer. Mr. Monterosso was previously the President of Centerline Communications LLC, a wholly owned subsidiary of the Company that operates as a wholesale telecommunications carrier. Prior thereto, Mr. Monterosso operated other wholesale carriers. Throughout his working life he has operated a number of entrepreneurial ventures.

Item 5.02(d)

On November 20, 2006 the Company announced the appointment of Dr. Alice Muntz to the Company's Board of Directors. Dr. Muntz is currently the President and CEO of Birdseye LLC providing consulting expertise on executive management, technology commercialization, development of business plans and business strategy, business development, product planning and development, enterprise architecture, and technology expert witness. Prior thereto she was Co-Founder and CEO of Pekua Inc., a company that created a technology platform and business framework in the use of the Web as a knowledge repository and a medium for large scale commerce. Dr. Muntz also was the Associate Director of Development and Chief Operating Officer of the Institute for Cell Mimetic Space Exploration (CMISE). In 1999, she founded Vizional Technologies, developer of one of the most advanced collaborative commerce platform available today. Dr. Muntz has served as a member of several advisory boards including the Industrial Advisory Board of the UCLA Henry Samueli School of Engineering, Raytheon Electronic Systems Commercial Ventures, the Sally Ride Science Camp, and the Supply Chain Council of the Aerospace and Defense Steering Committee. She has been published, quoted or recognized in numerous industry journals, and is frequently a guest lecturer at industry related conferences, workshops and symposiums. Her scholastic achievements include a B.E. from National Chiao-Tung University in Taiwan, a M.S. and Ph.D. in Computer Science from the University of Southern California (USC), completion of the Executive Management Program at the Kellogg School of Business, and the Directors Training Award from UCLA.

Item 8.01

On November 17, 2006 the Company disseminated a press release announcing the appointment of Joseph Monterosso as Chief Operating Officer. On November 20, 2006 the Company disseminated a press release announcing the appointment of DR. Alice Muntz to the Board of Directors.

Exhibits.

  99.1     Press Release dated November 17, 2006
  99.2     Press Release dated November 20, 2006


                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           GlobeTel Communications Corp.


Dated: November 22, 2006                   By: /s/ Peter Khoury
                                               --------------------------
                                               Peter Khoury
                                               Chief Executive Officer